Exhibit 10.98



                                 PROMISSORY NOTE

$1,838,420.47                                                   January 31, 1997

     FOR VALUE RECEIVED, the undersigned, promises to pay, ON DEMAND, to the order of Village Farms of Texas, L.P. (the "Lender"), at 10 Alvin Court, East Brunswick, New Jersey 08816 the sum of ONE MILLION EIGHT HUNDRED THIRTY EIGHT THOUSAND FOUR HUNDRED TWENTY and 47/100 Dollars ($1,838,420.47) with interest as set forth below.

     $1,000,000 of the unpaid principal due hereunder shall bear interest beginning on January 31, 1997 (the date on which such amount was advanced) and $838,420.47 of the unpaid principal due hereunder shall bear interest beginning on March 7, 1997 (the date on which such amount was advanced). All unpaid principal due hereunder shall bear interest at the rate of six percent (6%) per annum. All unpaid principal and interest hereunder shall be due and payable ON DEMAND.

     The undersigned and all other parties who at any time may be liable hereon in any capacity, jointly and severally waive presentment, demand for payment, protest and notice of protest and notice of dishonor of this note, and authorize the holder hereof, without notice, to grant extensions in time of payment of any monies owing under this note.

     The undersigned shall pay attorney's fees as well as all costs and expenses actually incurred by the Holder hereof in enforcing its rights under this Promissory Note.

     This note may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

     This note shall be deemed to be a contract made under the laws of the State of New Jersey and shall be governed and construed in accordance with the laws of said State.

     IN WITNESS WHEREOF, this note has been executed, sealed and delivered on _____ __, 1998 effective as of the day and year first above written.

Witness:                                      Cogentrix Energy, Inc.


_____________________________                 By:____________________________
                                                 Name:
                                                 Title: